CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Statement of Additional Information and under the captions “Other Service Providers”, “Financial Statements and Experts” and “Acquiring Fund Financial Highlights” in the Joint Proxy/Prospectus included in this Registration Statement (Form N-14) of Touchstone Funds Group Trust, and to the incorporation by reference of our report dated November 20, 2020, on the financial statements and financial highlights of Touchstone Active Bond Fund, Touchstone Credit Opportunities Fund, and Touchstone Sands Capital Select Growth Fund, each a series of Touchstone Funds Group Trust, included in the Annual Report to Shareholders for the fiscal year ended September 30, 2020 in this Registration Statement, filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” and to the incorporation by reference of our report dated November 20, 2020 on the financial statements and financial highlights of Touchstone Funds Group Trust (specifically, the Touchstone Active Bond Fund, Touchstone Credit Opportunities Fund, Touchstone Sands Capital Select Growth Fund), included in the Annual Report to Shareholders for the fiscal year ended September 30, 2020, incorporated by reference in the Registration Statement (File No. 033-70958), filed with the Securities and Exchange Commission on January 27, 2021, which is incorporated within the Joint Proxy/ Prospectus and the Statement of Additional Information.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 15, 2021